UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023

WM TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39021	98-1605615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
(844) 933-3627
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	MAPS	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	MAPSW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Chief Technology Officer Retention Agreement
On October 2, 2023, Ghost Management Group, LLC, an indirect subsidiary of WM Technology, Inc. (the “Company”), entered into a retention bonus agreement with Duncan Grazier, the Chief Technology Officer of the Company (the “Retention Agreement”).
Under the Retention Agreement, Mr. Grazier will be advanced $200,000, subject to any applicable withholdings, on the first regular payroll date after October 1, 2023, further subject to repayment by Mr. Grazier (or a pro-rated portion thereof, as described in the Retention Agreement) if his employment is terminated for “Cause” (as defined in the Retention Agreement) before July 1, 2024.
The foregoing summary description of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01.    Other Events
Amended and Restated Non-Employee Director Compensation Policy
As part of a regular review of the corporate governance practices of the Company and in an effort to continue to attract and retain qualified members of the Board of Directors of the Company (the “Board”), after consultation with compensation experts and upon recommendation of the Compensation Committee of the Board (the “Compensation Committee”), the Board approved an Amended and Restated Non-Employee Director Compensation Policy (the “A&R Non-Employee Director Compensation Policy”), which provides annual cash and equity compensation for non-employee members of the Board (“Outside Directors”), on the terms and conditions contained therein. The A&R Non-Employee Director Compensation Policy is intended to enable the Company to attract qualified Outside Directors, provide them with compensation at a level that is consistent with the Company’s compensation objectives, and in the case of equity-based compensation, align the Outside Directors’ interests with those of the Company’s stockholders. The A&R Non-Employee Director Compensation Policy is effective as of October 1, 2023 (the “Effective Date”).
The foregoing description of the A&R Non-Employee Director Compensation Policy is not complete and is subject to and qualified in its entirety by reference to the A&R Non-Employee Director Compensation Policy, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Departure of Chief Marketing Officer
September 21, 2023 was the last day of employment for Randa McMinn, the Chief Marketing Officer of the Company. Upon her departure from the Company, Ms. McMann will be eligible to receive certain severance benefits pursuant to the Company’s Severance and Change in Control Plan (the “CIC Plan”), subject to the terms and conditions set forth in the CIC Plan.
Ms. McMinn’s departure was not the result of any disagreement between Ms. McMinn and the Company, its management, board of directors or any committee thereof, or with respect to any matter relating to the Company’s operations, policies or practices.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description of Exhibits
10.1	Retention Agreement, effective October 2, 2023, by and between the Company and Duncan Grazier
10.2	Amended and Restated Non-Employee Director Compensation Policy
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2023

WM TECHNOLOGY, INC.

	By:	/s/ Mary Hoitt
Mary Hoitt
Interim Chief Financial Officer